EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc. and the state or other jurisdiction of organization or incorporation (indention indicates immediate parent entity); unless otherwise indicated, each entity is 100% owned by its parent:

Name of Entity	Jurisdiction of Organization or Incorporation
Subsidiaries	Nevada
American Mart Hotel Corporation	Nevada
American Realty Trust, Inc.	Nevada
ARI Bachman Plaza, Inc.	Nevada
ART Blessin, Inc.	Nevada
ART Capstone Corporation	Nevada
ART Chateau Corporation	Nevada
ART Collection, Inc.	Nevada
ART Edina, Inc.	Nevada
ART Elm Fork Ranch, Inc.	Nevada
ART Encino, Inc.	Nevada
ART Florentina, Inc.	Nevada
ART Florida Partners, Inc.	Nevada
ART Florida Partners I, Inc.	Nevada
ART Florida Partners II, Inc.	Nevada
ART Florida Partners III, Inc.	Nevada
ART Georgetown, Inc.	Nevada
ART Grapevine, Inc.	Nevada
ART Hawthorne, Inc.	Nevada
ART Holdings, Inc.	Nevada
ART Hotel Equities, Inc.	Nevada
ART Keller Property Corporation	Nevada
ART Lake Chateau, Inc.	Nevada
ART Limestone Vista Ridge, Inc.	Nevada
ART Mediterranean Corporation	Nevada
ART Morgan, Inc.	Nevada
ART Oaks of Vista Ridge, Inc.	Nevada
ART Oceanview Corporation	Nevada
ART Palm, Inc.	Nevada
ART Piccadilly Airport Beverage, Inc.	Nevada
ART Piccadilly Airport Corporation	Nevada
ART Piccadilly Chateau Corporation	Nevada
ART Piccadilly Shaw Beverage, Inc.	Nevada
ART Shaw Corporation	Nevada
ART Piccadilly University Beverage, Inc.	Nevada
ART Piccadilly University Corporation	Nevada
ART Pioneer, Inc.	Nevada
ART Pioneer Nineteen, Inc.	Nevada
ART Pioneer Thirty-Three, Inc.	Nevada
ART Sunset Corporation	Nevada
ART Valley Corporation	Nevada
ART Walker Cummings, Inc.	Delaware
Bordeaux Investments Two, L.L.C.	Texas

Name of Entity	Jurisdiction of Organization or Incorporation
Davister Tiberon Corporation	Nevada
Denton Road Investment Corporation	Nevada
Denver Mart, Inc.	Nevada
Denver Merchandise Mart, Inc.	Nevada
Valley Corporation	Colorado
Downtown Development, Inc. (f/k/a ART Westside Corporation)	Nevada
EQK Holdings, Inc.*	Nevada
Garden Capital Merchandise Mart, Inc.	Nevada
Garden National Realty, Inc.	Nevada
Income Opportunity Acquisition Corporation	Nevada
Kansas City Hotel Associates Beverage Company, Inc.	Nevada
Longwood Apartments, LLC	Mississippi
Ocean Parkway Real Estate Corporation	Nevada
Transcontinental Realty Acquisition Corporation*	Nevada
TPM Financial Investors, Inc.	Nevada
Water’s Edge III Corporation	Nevada
Partnerships
ART Oak Hill Associates, Ltd.	Nevada
ART Palm Limited Partnership Class B	Nevada
ART PDJ, Ltd. d/b/a TX: ART 57 Properties, Inc.	Nevada
ART Westside Associates, L.P.	Nevada
ART White Pines Associates, Ltd.	Nevada
Campbell Center Associates, Ltd.	Nevada
Chalet North Limited Partnership	Nevada
Conradi House Associates, Ltd.	Nevada
Edina Park Plaza Associates Limited Partnership	Nevada
Elm Fork Ranch Partners, Ltd.	Nevada
Encino Executive Plaza, Ltd.	Nevada
Falcon House Associates, Ltd.	Nevada
Grapevine American, Ltd.	Nevada
Hawthorne Lakes Associates, Ltd.	Nevada
Hickory Centre IV, L.P. 75.0% Class B	Nevada
HPI Southern Properties, L.P.	Nevada
IG Capital Partners, Ltd.	Nevada
IGCH Village Associates, Ltd.	Nevada
IS II Georgetown Associates, Ltd.	Nevada
IS IV Pinescrest Associates, Ltd.	Nevada
Landings & Marina Associates, Ltd.	Nevada
Lee Hills Associates, Ltd.	Nevada
Ocean Beach Partners, L.P.	Nevada
Somerset Point Limited Partnership	Nevada
Sunninghill Fort Worth Associates	Nevada
Syntek Asset Management, L.P.	Nevada
Valley Ranch Limited Partnership	Nevada

*	Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also an indirect subsidiary of the Registrant through the ownership of approximately 80.0% of the outstanding common stock of TCI by EQK Holdings, Inc. (65.1%), and Transcontinental Realty Acquisition Corporation. A list of all subsidiaries and partnership interests of TCI is filed as Exhibit 21.0 to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “TCI Form 10-K”) which was filed with the Commission on March 31, 2005, which Exhibit 21.0 is incorporated by reference herein.